Exhibit 10.1

FIFTH AMENDMENT TO

REAL ESTATE SALE AGREEMENT

THIS FIFTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (this "Amendment")

is entered into effective as of March 15, 2024, by and between DONNELLEY FINANCIAL, LLC, a Delaware limited liability company ("Seller"), and ASPIRANT PARTNERS LLC, an Arizona limited liability company ("Buyer").

RECITALS:

WHEREAS, Buyer and Seller entered into that certain Real Estate Sale Agreement dated as of August 30, 2022 (as amended by a First Amendment dated November 28, 2022, a Second Amendment dated January 9, 2023, a Third Amendment dated September 21, 2023, and a Fourth Amendment dated November 6, 2023, collectively, the "Agreement"), with respect to certain real property and the improvements situated thereon located in 1500 N. Central Avenue, Phoenix, Arizona (APN # -33-150A and 111-33-151 ), as more particularly described in the Agreement (the "Property"); and

WHEREAS, Seller and Buyer desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants of Seller and Buyer and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Seller and Buyer hereby agree as follows:

Incorporation of Recitals; Capitalized Terms. The Recitals set forth above are hereby incorporated herein to the same extent as if fully set forth herein. All capitalized terms stated herein shall have the same meanings as ascribed to them in the Agreement unless otherwise defined.

2.
Modification to Agreement.

(a)
Section 10(a) of the Agreement is hereby amended by adding the following language at the end of such Section:

“Notwithstanding anything herein to the contrary, Purchaser shall have the option to extend the Closing Date if no later than December 15, 2023, Purchaser deposits with Escrow Agent an amount of Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000.00) (such amount the “Third Extension Fee”), and if no such deposit is made the Closing Date must remain December 22, 2023. On or prior to December 15, 2023 Purchaser shall provide written notice to Seller and Escrow Agent of its intent to deposit the Third Extension Fee. Once the Third Extension Fee is made, (i) on December 15, 2023, One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) of the Third Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended to January 25, 2024, (ii) unless Purchaser has provided written notice to Seller that Purchaser intends to close by the then-applicable closing date, on January 12, 2024, One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) of the Third Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended to February 29, 2024, and (iii) unless Purchaser has provided written notice to Seller that Purchaser intends to close by the then-applicable closing date, on February 16, 2024, One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) of the Third Extension Fee shall be released by Escrow Agent to Seller and on such release the Closing Date shall be extended to March 28, 2024. Purchaser shall have the option to further extend the Closing Date if no later than March 15, 2024, Purchaser deposits with Escrow Agent an amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (such amount the “Fourth Extension Fee”), in which event the Closing Date will be extended to April 26, 2024.

If the Fourth Extension Fee is timely paid, Purchaser informs Seller of its intent to close on March 29, 2024 no later than March 25, 2024 and Purchaser thereafter actually consummates the Closing by March 29, 2024, the Fourth Extension Fee shall apply against the Purchase Price. If Purchaser does not close Escrow by March 29, 2024 then on such date the One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) Fourth Extension Fee shall be released by Escrow Agent to Seller (and such amount shall not apply against the Purchase Price). If Purchaser further elects to extend the Closing beyond April 26, 2024, then on or before April 12, 2024 Purchaser shall deposits into Escrow an additional Three Hundred Thousand and no/100 Dollars ($300,000.00) (such amount the “Fifth Extension Fee”), in which event (i) One Hundred Fifty Thousand and no/100 Dollars of the Fifth Extension Fee shall be released to Seller (and such amount shall not apply against the Purchase Price), and (ii) the Closing Date shall be extended to May 31, 2024.. Unless by May 17, 2024 Purchaser has provided written notice to Seller that Purchaser intends to close by the then-applicable closing date of May 31,2024, then on May 17, 2024, One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) of the Fifth Extension Fee shall be released by Escrow Agent to Seller (which amount shall not apply against the Purchase Price) and the Closing Date shall be extended to June 28, 2024. Notwithstanding the foregoing, to the extent paid by Purchaser, Seller shall be required to return the Third Extension Fee, Fourth Extension Fee, and Fifth Extension Fee to Purchaser if this Agreement is terminated by Purchaser pursuant to Section 11, Section 17(b), or Section 17 (c) of the Agreement. If the Closing is not consummated due to the actions or inactions of the Purchaser, any portion of the Third Extension Fee, Fourth Extension Fee, and/or Fifth Extension Fee, as applicable, not yet released to the Seller shall then be deemed earned in full by Seller and such amounts not then released to Seller shall be released to the Seller by Escrow Agent. If the Closing is consummated and there remains in Escrow any portion of the Third Extension Fee, Fourth Extension Fee or Fifth Extension Fee, as applicable, such amounts may be credited from Escrow towards the Purchase Price at the Closing (for the avoidance of doubt, any portion of the Third Extension Fee, Fourth Extension Fee or Fifth Extension Fee released in consideration of extending the Closing Date shall not be credited towards the Purchaser Price at Closing).”

(b)
Exhibit E which is attached hereto is added as a new Exhibit E to the Agreement and is titled "Nonrefundable Deposit Schedule, Extension and Final Payments." For the avoidance of doubt, among other things, Exhibit E reflects (i) a deposit summary with respect to the Earnest Money and portions thereof constituting the Nonrefundable Deposit, (ii) the final payments due to Seller at transaction close (which amounts do not include the undisbursed $50,000 Earnest Money), (iii) Purchaser extension options, and (iv) an increase in the Purchase Price for the $25,000 signing deposit and Extension Fees, with a corresponding credit against such increased price for the signing deposit and extension payments paid by Buyer.

3.
Ratification of Agreement. Except as modified by this Amendment, all of the terms and provisions of the Agreement are hereby ratified and confirmed by Seller and Buyer and shall remain in full force and effect.

4.
Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. To facilitate execution of this Amendment, the parties may execute and exchange by email pdf counterparts of the signature pages, which shall constitute originals for all purposes under this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date first above written.

SELLER:

DONNELLEY FINANCIAL, LLC,

a Delaware limited liability company

By: /s/ Jons. S Bech

Name: Jons S. Besch

Title: Chief Operations and Production Officer

BUYER:

ASPIRANT PARTNERS LLC,
an Arizona limited liability company

By: /s/ Geoff Jacobs
Name: Geoff Jacobs
Title: Authorized Agent

Exhibit E